UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date earliest event reported):  March 17, 2009

INTERACTIVE SYSTEMS WORLDWIDE INC.

(exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21831	22-3375134
(Commission File Number)	(IRS Employer Identification Number)

2 Andrews Drive, West Paterson, NJ	07424
(Address of principal executive offices)	(Zip Code)

(973) 256-8181

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On March 17, 2009, Bruce Feldman resigned as Director of Interactive Systems Worldwide Inc. (the "Company"), effective immediately.  In his letter to the Company, Mr. Feldman indicated that his resignation was for personal reasons.  The Company thanks Mr. Feldman for the time he spent as a board member and for his valuable business insight.  The Company wishes him the best in any future endeavors.

With the resignation of Mr. Feldman, the Company's Audit Committee will consist of a single independent director (Philip Rule), and will no longer have an "audit committee financial expert."

(d) On March 20, 2009, the Board of Directors of the Company elected Neil Greenwold as a Director.  Mr. Greenwold is currently the Operations Manager of Global Interactive Gaming Ltd (“GIG”), the Company’s wholly owned subsidiary located in London, United Kingdom.  In accordance with standard UK practice, when originally hired, Mr. Greenwold and GIG entered into an Employment Agreement (dated April 10, 2002). This Agreement contains certain non-solicitation and non-competition clauses, as well as specifies that the Agreement may be terminated by either party giving the other not less than three months notice.  It has not yet been determined to which committees of the Board of Directors, if any, Mr. Greenwold will be named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERACTIVE SYSTEMS WORLDWIDE INC.
(Registrant)

By:	/s/ Bernard Albanese
Bernard Albanese
Chief Executive Officer
Date:  March 23, 2009